Exhibit (3.5)

Delaware	Page 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “STANDARD & POOR’S FINANCIAL SERVICES LLC” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF FORMATION, FILED THE EIGHTEENTH DAY OF NOVEMBER, A.D. 2008, AT 4:56 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED LIABILITY COMPANY, “STANDARD & POOR’S FINANCIAL SERVICES LLC”.

Jeffrey W. Bullock, Secretary of State

4621989 8100H	Authentication: 10187222
SR# 20150396384	Date: 10-06-15
You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware
Secretary of State
Division of Corporations Delivered 04:59 PM 11/18/2008
FILED 04:56 PM 11/18/2008
SRV 081126721 - 4621989 FILE

STATE OF DELAWARE

CERTIFICATE OF FORMATION

OF

STANDARD & POOR’S FINANCIAL SERVICES LLC

Under Section 18-201 of the

Delaware Limited Liability Company Act

1. The name of the limited liability company is Standard & Poor’s Financial Services LLC (the “Company”).

2. The address of the registered office of the Company in Delaware is Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808.

3. The name and address of the registered agent of the Company upon whom process against it may be served is Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation on November 18, 2008.

By:

Name:	Daniel Guetta
Authorized Person